UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

CORVEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 North Fairfax Drive, Suite 3230, Arlington, Virginia	22226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: ((866) GET-GPUS ((866) 438-4787)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on October 1, 2025, Corvex, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for the continued listing of the Company’s common stock (the “Common Stock”) on The Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

As previously disclosed, the Nasdaq Hearings Panel (the “Panel”) notified the Company on December 18, 2025, that the Panel had approved the Company’s request for an extension until March 30, 2026, to regain compliance with the Stockholders’ Equity Requirement.

On April 7, 2026, the Company received a letter from Nasdaq stating that Panel has found the Company to be in compliance with the Minimum Stockholders’ Equity Rule. The letter also indicated that the Company will be subject to a Mandatory Panel Monitor for a period of one year commencing on April 7, 2026. If, within that one-year monitoring period, the Staff finds the Company out of compliance with a Nasdaq Listing Rule, the Company will not be afforded the opportunity to provide the Staff with a plan of compliance or permitted additional time to regain compliance. However, the Company will have an opportunity to request a new hearing with the Panel prior to the Company’s securities being suspended or delisted from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEX, INC.

Date: April 9, 2026	By:	/s/ J Cogan
J Cogan
Chief Financial Officer